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                           SUBLEASE ("SUBLEASE") dated as of December 17, 1998,
                  by and between CAMBRIDGE BIOTECH CORPORATION, the address of which is c/o bioMerieux, Inc., 595 Anglum Drive, St. Louis, Missouri 63042-2395 ("SUBLESSOR"), and CALYPTE BIOMEDICAL CORPORATION, the address of which is 1440 Fourth Street, Berkeley, California 94710 ("SUBLESSEE").


                                   WITNESSETH:


         WHEREAS, Sublessor is the assignee of bioMerieux, Inc. ("BMX"), lessee under the Lease dated October 22, 1996, between ARE-1500 East Gude LLC, as successor to Aquila Biopharmaceuticals, Inc., as Landlord, and BMX, as Tenant, as amended through the date hereof (the "Master Lease"; capitalized terms used and not otherwise defined herein have the respective meanings given them in the Master Lease);

         WHEREAS, Sublessor has sold to Sublessee, pursuant to the Asset Acquisition Agreement between the Sublessor and the Sublessee dated November 18, 1998 (the "Acquisition Agreement"), the Acquired Assets (as defined in the Acquisition Agreement) located on the Leased Premises; and

         WHEREAS, Sublessor now wishes to sublease to Sublessee, and Sublessee wishes to sublease from Sublessor, the Leased Premises on the following terms and conditions;

         NOW, THEREFORE, Sublessor and Sublessee hereby agree as follows:

                                   I. ARTICLE

1. SUBLEASE. Upon and subject to the terms and conditions hereinafter set forth, and subject to the terms and conditions of the Master Lease, Sublessor subleases to Sublessee the Leased Premises.

1. TERM. The term of this Sublease shall commence on December 11, 1998 and end on December 10, 2000, or prior to such date upon one hundred eighty (180) days prior written notice delivered by Sublessee. Sublessee may, upon the expiration of the term of this Sublease on December 10, 2000 (but not any earlier expiration), extend the original term of this Sublease for successive periods of one year each by giving to Sublessor notice of each such election at least one hundred eighty (180) days prior to the expiration of the original term or then renewal term hereof, (but not to any date after the Expiration Date); PROVIDED, HOWEVER, that Sublessee shall not have such right to extend if it shall then be in default under the terms of the Sublease (at the time of election) or if this Sublease has been earlier expired or terminated.


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3.                  RENT. The rent hereunder shall equal the Rent and the
Additional Rent.

                                   ARTICLE II

1. SUBORDINATION TO MASTER LEASE. This Sublease is and shall at all times be subject and subordinate to the Master Lease, and notwithstanding anything elsewhere herein to the contrary, upon the expiration or earlier termination of the Master Lease this Sublease shall automatically and simultaneously terminate.

2. INCORPORATION OF TERMS OF MASTER LEASE. In addition to the terms and conditions set forth herein, and except as expressly modified herein, the terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms, conditions and respective obligations of Lessor and Lessee to each other under the Master Lease, which terms, conditions and obligations are hereby incorporated herein. Therefore, for purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used, it shall be deemed to mean and refer to the Sublessor herein, wherever in the Master Lease the word "Lessee" is used, it shall be deemed to mean and refer to the Sublessee herein, and wherever in the Master Lease the words "Leased Premises", are used, they shall be deemed to mean and refer to the subleased property and the components thereof; PROVIDED, HOWEVER, that Sublessee shall have no rights with respect to the option to purchase described in Section 38 of the Master Lease.

3. ASSUMPTION BY SUBLESSEE. During the term of this Sublease, and thereafter with respect to obligations which have arisen prior to the termination or expiration of the term of this Sublease, Sublessee expressly assumes and agrees to pay, perform and comply with for the benefit of Sublessor and the Lessor under the Master Lease each and every payment and performance obligation under the Master Lease with respect to Sublessee and the Subleased Property.

4.                  ENVIRONMENTAL LIABILITIES.

a. Notwithstanding any other provision of this Sublease, Sublessor shall indemnify and hold harmless the Sublessee and Sublessee's officers, directors, employees, agents, affiliates, successors and assigns from and against, any and all losses, liabilities, damages, costs and expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims, or other obligations of any nature to the extent attributable to (a) environmental conditions existing at the Leased Premises prior to the execution of this Sublease which are attributable to the actions of Sublessor while Sublessor occupied the Leased Premises (or are actually known to the officers of Sublessor), (b) any violation of environmental laws based on actions, failures to act, or conditions associated with the Leased Premises during the time that Sublessor occupied the Leased Premises, or (c) environmental conditions existing at the Leased Premises prior to the execution of this Sublease which are not attributable to the actions of Sublessor while Sublessor occupied the Leased Premises, to the extent that indemnification therefor is paid to the Sublessor pursuant to existing agreements with

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Aquila Biopharmaceutical Corporation (which indemnification shall be sought if applicable in good faith by the Sublessor), or (d) any violation of environmental laws based on actions, failures to act, or conditions not associated with the Leased Premises during the time that Sublessor occupied the Leased Premises, to the extent that indemnification therefor is paid to the Sublessor pursuant to existing agreements with Aquila Biopharmaceutical Corporation (which indemnification shall be so sought).

b. Notwithstanding any other provision of this Sublease, Sublessee shall indemnify and hold harmless Sublessor and Sublessor's officers, directors, employees, agents, affiliates, successors and assigns from and against, any and all losses, liabilities, damages, costs and expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims, or other obligations to the extent attributable to (a) environmental conditions which are the result of actions of the Sublessee subsequent to the execution of this Sublease, or (b) any violation of environmental laws based on actions, failures to act, or conditions associated with the Leased Premises during the Sublessee's occupation of the Leased Premises.

5. EVENT OF DEFAULT. Any Event of Default under the Master Lease shall constitute an Event of Default under this Sublease, and upon the occurrence of any Event of Default under the Master Lease, Sublessor shall have with respect to Sublessee and the Subleased Property all of the remedies afforded the Lessor with respect to the Lessee and the Leased Property under the Master Lease.

6. NOTICES. Except as required by law for the posting of notices, all notices, requests, demands and other communications hereunder must be in writing and shall be personally served or mailed (by registered or certified mail, return receipt requested and postage prepaid), or delivered by a national overnight delivery service such as Federal Express or D.H.L., or by facsimile transmission addressed to the respective parties, as follows:

                  (a) if to Sublessor:

                  Cambridge Biotech Corporation
                  595 Anglum Drive
                  St. Louis, Missouri 63042-2395
                  Attention: President
                  Telecopier: (314) 731-7319

                  if to Sublessee:

                  Calypte Biomedical Corporation
                  1140 [sic] Fourth Street
                  Berkeley, California 94710
                  Attention: President
                  Telecopier: (510) 526-5381

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         Any such mailing, delivery or other permitted service shall be deemed to be complete on the day of the confirmed receipt or refusal thereof.

7.       MISCELLANEOUS.

a. SURVIVAL, CHOICE OF LAW. Anything contained in this Sublease to the contrary notwithstanding, all claims against, and liabilities of, Sublessee or Sublessor arising prior to any date of termination of this Sublease shall survive such termination. If any late charges provided for in any provision of this Sublease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. All the terms and provisions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Sublease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Sublease shall be governed by and construed in accordance with the laws of Maryland, except as to matters which under the laws of a State, or under applicable procedural conflicts of laws rules, require the application of laws of the State.

b. COUNTERPARTS. This Sublease may be executed in separate counterparts, each of which shall be considered as original when each party has executed and delivered to the other one or more copies of this Sublease.

c. ENTIRE AGREEMENT. There are no oral or written agreements or representations between the parties hereto affecting this Sublease. This Sublease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, agreements and understandings, if any, between Sublessor and Sublessee.

d. AMENDMENTS IN WRITING. Neither this Sublease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by Sublessor and Sublessee

e. SEVERABILITY. If any provision of this Sublease or the application of such provision to any person, entity or circumstance is found invalid or unenforceable by a court of competent jurisdiction, such determination shall not affect the other provisions of this Sublease and all other provisions of this Sublease shall be deemed valid and enforceable.

f. SUCCESSORS. All rights and obligations of Sublessor and Sublessee under this Sublease shall extend to and bind the respective heirs, executors administrators and the permitted concessionaires, successors, subtenants and assignees of the parties.

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a.                  SUCCESSORS. All rights and obligations of Sublessor and
Sublessee under this Sublease shall extend to and bind the respective heirs, executors administrators and the permitted concessionaires, successors, subtenants and assignees of the parties.

         IN WITNESS WHEREOF, the parties have executed this Sublease by their duly authorized signing officers.

                                        CAMBRIDGE BIOTECH CORPORATION


                                        By:  /s/ Philippe Sans
                                           -------------------------------------
                                                 Name: Philippe Sans
                                                 Title: President


                                        CALYPTE BIOMEDICAL CORPORATION


                                        By:       /s/  William A. Boeger III
                                           ----------------------------------
                                                 Name:
                                                 Title:

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